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                                         EX-12
                                         Statement re: Computation of Ratios


                                                    Exhibit 12
                                                    Form 10-Q
                                                    For the Nine
                                                    Months Ended
                                                    June 30, 2000


                             Lucent Technologies Inc.
                Computation of Ratio of Earnings to Fixed Charges

                              (Dollars in Millions)
                                   (Unaudited)

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                                                                         For the Nine
                                                                         Months Ended
                                                                        June 30, 2000
Income from Continuing Operations
  Before Income Taxes................................                      $ 3,029

Less: Interest Capitalized during
  the Period...........................................                         15
Less: Undistributed Earnings of Less than 50%
  Owned Affiliates.....................................                         -

Add: Fixed Charges......................................                       421

Total Earnings from Continuing
 Operations Before Income Taxes
   And Fixed Charges ....................................                  $ 3,435



Fixed Charges

Total Interest Expense Including Capitalized Interest..                      $ 296

Interest Portion of Rental Expense.....................                        125

    Total Fixed Charges................................                      $ 421


Ratio of Earnings to Fixed Charges.....................                        8.2

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